Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated May 16, 2014, relating to the balance sheet of BSP Acquisition Corp. (a development stage company) as of March 31, 2014, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the period from January 9, 2014 (inception) to March 31, 2014, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein Kass

Roseland, New Jersey
May 16, 2014